EXHIBIT 21



                             VALLEY RESOURCES, INC.


                         SUBSIDIARIES OF THE REGISTRANT


                                 AUGUST 31, 1996



                                                         State of Incorporation
                                                         ----------------------
Parent of Valley Resources, Inc. - None                       Rhode Island

Subsidiaries of
 registrant - Valley Gas Company Rhode Island
            - Valley Appliance and Merchandising
                Company                                       Rhode Island
            - Rhode Island Development and Exploration
                Company (Inactive)                            Rhode Island
            - Valley Propane, Inc.                            Rhode Island
            - Morris Merchants, Inc., d/b/a the
                Walter F. Morris Co.                          Massachusetts
            - Bristol & Warren Gas Company                    Rhode Island
            - The New England Gas Company (Inactive)          Rhode Island

Each of the above subsidiaries of the registrant is wholly-owned.


Subsidiary of registrant - Alternate Energy Corporation       Rhode Island

Valley Resources, Inc. owns an 80 percent interest in the above subsidiary.